                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

[X]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 H.J. Heinz Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
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     -------------------------------------------------------------------------
     (5) Total fee paid:
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

[LOGO] Heinz

H. J. Heinz Company
World Headquarters
600 Grant Street
Pittsburgh, Pennsylvania 15219

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of H. J. Heinz Company at 11 A.M. on Thursday, September 12, 2002, at the Pittsburgh Hilton, 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election to the Board of Directors is set forth in the formal meeting notice and the proxy statement on the following pages.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered and either sign, date and return your proxy in the enclosed envelope, or submit your proxy by Internet or by telephone as promptly as possible.

If you are unable to attend the meeting in person this year, you can listen to the meeting by webcast or telephone conference call, which are explained on the next page entitled "Webcast and Teleconference Instructions."

A report of the annual meeting proceedings, including an account of actions taken, will be posted on the Company's web site, http://www.heinz.com, following the meeting.

                          Respectfully yours,


                          /s/ William R. Johnson
                          William R. Johnson
                          Chairman of the Board, President and
                          Chief Executive Officer

August 2, 2002

WEBCAST AND TELECONFERENCE INSTRUCTIONS

You are invited to listen to the Company's Annual Meeting of Shareholders webcast live via the Internet on Thursday, September 12, 2002, beginning at 11 A.M. Eastern Time. The audio portion of the event will also be available in a listen-only mode via telephone conference call. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. Neither the webcast nor the teleconference will enable you to ask questions or to vote your shares.

To access the meeting via the Internet, please go to www.heinz.com; or for the telephone conference call option, dial (888) 428-4471 (within the US) or (612) 288-0340 at least 15 minutes prior to the designated starting time. The minimum requirements to listen to this broadcast online are:
Windows MediaPlayer software, downloadable at http://www.microsoft.com/windows /windowsmedia/en/download/default.asp and at least a 56Kbps connection to the Internet.

If you are unable to listen online or via teleconference during the meeting, the event will be archived on the Company's web site at the same address above for 14 days.

Notice of
Annual Meeting
of Shareholders

The Annual Meeting of Shareholders of H. J. Heinz Company will be held at the Pittsburgh Hilton, 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania, on Thursday, September 12, 2002, at 11 A.M., for the following purposes:

   (1) To elect 11 directors;

   (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2003;

   (3) To consider and act on a proposal to approve the Fiscal Year 2003 Stock Incentive Plan;

   (4) To consider and act on a proposal to approve the Senior Executive Incentive Compensation Plan; and

   (5) To consider and act on such other business as may properly come before the meeting.

The accompanying proxy statement sets forth a description of matters to be considered at the meeting.

Shareholders of record as of the close of business on July 17, 2002 of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage, or submit your proxy by Internet or by telephone. Your compliance with this request will be appreciated and will assist in obtaining a quorum. Such action will not limit your right to vote in person or to attend the meeting.

                                          Rene D. Biedzinski
                                          Secretary

August 2, 2002

Table of Contents

                                                                  Page

General Information..............................................   1

Security Ownership of Certain Principal Shareholders.............   3

Security Ownership of Management.................................   4

Board of Directors and Committees of the Board...................   5

Report of the Audit Committee....................................   7

Matters to Be Acted Upon

  1. Election of Directors.......................................   9

  2. Ratification of Auditors....................................  12

  3. Proposal to Approve the Fiscal Year 2003 Stock Incentive
     Plan........................................................  12

  4. Proposal to Approve the Senior Executive Incentive
     Compensation Plan...........................................  18

  5. Other Business..............................................  20

Executive Compensation...........................................  21

Report of the Management Development and Compensation
  Committee on Executive Compensation............................  27

Performance Graph--Five Fiscal Years.............................  29

Additional Information...........................................  30

Appendix A--H.J. Heinz Company Fiscal Year 2003 Stock Incentive
  Plan........................................................... A-1

Appendix B--H.J. Heinz Company Senior Executive Incentive
  Compensation Plan.............................................. B-1

Proxy Statement

General Information

This proxy statement and the enclosed proxy card are being mailed to you by your Board of Directors starting on or about August 2, 2002. The Board of Directors requests that your shares be represented at the Annual Meeting by the proxies named in the proxy card.

Who Can Vote

You are entitled to vote at the Annual Meeting if the Company's shareholder records on July 17, 2002 (the record date) showed that you owned the Company's common stock, par value $.25 (the "Common Stock"), or Third Cumulative Preferred Stock, $1.70 First Series (the "Preferred Stock"). As of July 17, 2002, there were 351,054,092 shares of Common Stock and 10,911 shares of Preferred Stock outstanding. Each share of Common Stock has one vote and each share of Preferred Stock has one-half vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

How To Vote

You may vote either in person at the Annual Meeting, by using the enclosed proxy card, by Internet or by telephone. The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting. To vote by proxy, you must either fill out the enclosed proxy card, sign and date it, and return it in the enclosed postage-paid envelope, or you may vote by Internet or by telephone by following the instructions on the proxy card or the voting instructions provided by your broker, bank or other holder of record. If you submit your proxy by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded.

How Proxies Work

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other items or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, the ratification of the appointment of PricewaterhouseCoopers LLP as auditors, and the adoption of the Fiscal Year 2003 Stock Incentive Plan and the Senior Executive Incentive Compensation Plan.

Revoking A Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by casting a new vote by Internet, by voting in person at the meeting, or by notifying the Company's Secretary in writing.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote (with each share of Preferred Stock counting as one-half of a share for purposes of the quorum) must be represented at the meeting, either by proxy or in person.

Votes Needed

The director nominees receiving the highest number of votes will be elected to fill the seats on the Board. Approval of the other items requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes and are not considered to be votes cast. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular item.

Attending the Annual Meeting

If you were a shareholder on July 17, 2002, you can attend the Annual Meeting. If the shares are held in your name and you wish to attend the Annual Meeting, check the box on your proxy card and retain the bottom of the proxy card as your admission ticket. If your shares are held through a broker, contact your broker and request that they provide you with evidence of your stock ownership. This documentation, when presented at the registration desk, will allow you to attend the meeting. One admission ticket will permit two persons to attend.

Householding of Annual Meeting Materials

The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements. It allows us, with your permission, to send a single set of these reports to any household at which two or more shareholders reside if we believe they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive and our expenses. The Company plans to institute this procedure for all relevant accounts for the 2003 proxy season; if you agree to householding, you will help reduce printing and mailing costs for the Company. A notice will be sent to shareholders who will be affected by householding before the annual report and proxy statement are mailed in 2003.

A number of brokerage firms have instituted householding. If your family has multiple Heinz accounts, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple statements and reports. These options are available to you at any time.

Security Ownership of Certain Principal Shareholders

Set forth below is the name, address, and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock, and is based on information provided to the Company as of July 16, 2002, by the beneficial owner.

                                             Number of Shares  Percent of Class
                                             of Common Stock      as of June
              Name and Address              Beneficially Owned     30, 2002
 ------------------------------------------ ------------------ ----------------
 Capital Research and Management Company(1)     40,366,900           11.5%
 333 South Hope Street
 Los Angeles, CA 90071

--------
(1) Based on a report on Schedule 13G dated February 11, 2002. Capital Research and Management Company ("Capital Research"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, was deemed to be the beneficial owner of 37,698,500 shares of Company Common Stock for which beneficial ownership is disclaimed, and over which Capital Research has no sole or shared voting power, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. On July 16, 2002, Capital Research informed the Company that, as of June 30, 2002, Capital Research may be deemed to have had beneficial ownership of 40,366,900 shares of Company Common Stock, and that such stock was owned by numerous investment advisory clients.

Security Ownership of Management

The following table sets forth all equity securities of the Company beneficially owned as of June 30, 2002 by each director, director nominee, and executive officer named in the Summary Compensation Table, and all directors, director nominees and executive officers as a group, being 21 in number.

                                                                       Shares of      Percent
                                                                     Common Stock       of
                               Name                                Owned (1) (2) (3) Class (4)
------------------------------------------------------------------ ----------------- ---------
Nicholas F. Brady.................................................        32,500         --
Mary C. Choksi....................................................         2,250         --
Leonard S. Coleman, Jr............................................         2,100         --
Peter H. Coors....................................................         1,000         --
Neil Harrison.....................................................       185,769         --
Edith E. Holiday..................................................         3,600         --
Joseph Jimenez....................................................       209,960         --
Samuel C. Johnson.................................................        63,300         --
William R. Johnson................................................     2,071,932         --
Candace Kendle....................................................         2,250         --
Dean R. O'Hare....................................................         2,200         --
Thomas J. Usher...................................................         2,200         --
Richard H. Wamhoff................................................       373,278         --
David R. Williams.................................................       712,263         --
James M. Zimmerman................................................         6,260         --
All directors, director nominees and executive officers as a group     4,892,960       1.39%

--------
(1) Shares listed in this column include all shares in which the named individuals and all directors, director nominees, and executive officers as a group have a present beneficial economic interest, and also include all shares allocated to the accounts of the named individuals and all directors, director nominees, and executive officers as a group under the Company's Employees Retirement and Savings Plan (W.R. Johnson, 70,791;
    D.R. Williams, 16,763; R.H. Wamhoff, 40,066; J. Jimenez, 10,216; N.
    Harrison, 11,435; and all directors, director nominees and executive officers as a group, 223,202). Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.

(2) Shares listed include shares subject to stock options granted under the Company's stock option plans exercisable within 60 days following June 30, 2002 (W.R. Johnson, 1,750,000; D.R. Williams, 545,000; R.H. Wamhoff,
    295,000; J. Jimenez, 175,000; N. Harrison, 153,334; and all directors, director nominees and executive officers as a group, 3,916,609).

(3) Shares listed also include the following shares held in the capacities listed: N.F. Brady, 23,600 shares held by a trust of which Mr. Brady is the sole beneficiary, and 1,200 shares held by a trust of which Mr. Brady is co-trustee; S.C. Johnson, 12,600 shares held by Mr. Johnson as trustee of the Samuel C. Johnson 1988 Revocable Trust; and T.J. Usher, 1,000 shares held by a trust of which Mr. Usher is co-trustee and sole beneficiary.

(4) The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 2002, plus, where applicable, all stock options granted to the individual or group, as appropriate, under the Company's stock option plans exercisable within 60 days following June 30, 2002. Percentages of less than 1 percent are omitted.

                Board of Directors and Committees of the Board
                          Fiscal Year 2002 Meetings+

                                   Management          Public Issues
                                 Development and         and Social   Corporate
Name                       Board  Compensation   Audit Responsibility Governance Executive
----                       ----- --------------- ----- -------------- ---------- ---------
William R. Johnson           X*                                                      X*
------------------------------------------------------------------------------------------
Nicholas F. Brady            X                     X                      X
------------------------------------------------------------------------------------------
Mary C. Choksi               X                     X         X*
------------------------------------------------------------------------------------------
Leonard S. Coleman, Jr.      X                     X         X            X
------------------------------------------------------------------------------------------
Peter H. Coors               X
------------------------------------------------------------------------------------------
Edith E. Holiday             X                     X*        X            X
------------------------------------------------------------------------------------------
Samuel C. Johnson            X          X          X
------------------------------------------------------------------------------------------
Candace Kendle               X          X                                 X
------------------------------------------------------------------------------------------
Dean R. O'Hare               X          X                    X
------------------------------------------------------------------------------------------
Thomas J. Usher              X          X                    X            X*
------------------------------------------------------------------------------------------
David R. Williams            X                                                       X
------------------------------------------------------------------------------------------
James M. Zimmerman           X          X*                                X
------------------------------------------------------------------------------------------
Number of Meetings in 2002   6          5          5         3            2          5
------------------------------------------------------------------------------------------

+  Since May 1, 2002, the following changes to committee membership have occurred:
  . Mr. Coors is a member of the Management Development and Compensation and the Public Issues Committees;
  .   Mr. O'Hare is a member of the Audit Committee;
  . Ms. Holiday, Ms. Choksi, Mr. Usher, and Mr. Zimmerman are members of the Executive Committee;
  .   Mr. Brady is no longer a member of the Audit Committee; and
  .   Mr. Williams is no longer a member of the Executive Committee.
X  Member
*  Chairperson

--------------------------------------------------------------------------------
Management Development and Compensation
.. Recommend to the Board the selection of the Chief Executive Officer and review and approve the appointment of corporate officers who report directly to the Chief Executive Officer.
.. Review and approve the overall Company compensation policy and the compensation of the Chief Executive Officer and other senior corporate officers.
.. Determine the corporate goals and the awards granted under the Company's
  Incentive Compensation Plan and administer the Company's stock option and deferred compensation plans.
.. Review and approve performance of the CEO and the CEO's evaluation of senior management and oversee succession planning.
--------------------------------------------------------------------------------
Audit
.. Oversee that management has established and maintained processes to assure the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.
.. Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company. .. Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies, including the Company's Code of Business Conduct.
.. Oversee that management has established and maintained processes to assure the quality and effectiveness of both the external and internal auditors.

--------------------------------------------------------------------------------
Public Issues and Social Responsibility
.. Review and monitor the policies and actions of the Company relating to major issues of public concern, including equal employment opportunity, environmental protection, occupational health and safety, public health and nutrition, and charitable and political contributions.
.. Consider the significant social impact of corporate activities.
.. Bring to the attention of management major issues of public concern that may require special attention or action.

.. Review the Company's policies and progress with respect to ethics and corporate citizenship.

--------------------------------------------------------------------------------
Corporate Governance
.. Establish qualifications for potential directors and consider and recommend prospective candidates for membership on the Board and Board committees.
.. Assess the contributions of current directors and review the independence, both in appearance and in fact, of current directors and nominees.
.. Develop and recommend to the Board a set of corporate governance guidelines applicable to the corporation and periodically review and recommend changes to these guidelines, as necessary.
.. Make recommendations to the Board concerning director compensation.
.. Establish the procedure for independent directors to have the opportunity to meet outside the presence of management.

--------------------------------------------------------------------------------
Executive
.. May exercise all powers of the Board except as limited by resolutions of the Board or by law.

--------------------------------------------------------------------------------
Each incumbent director of the Company attended more than 85% of the aggregate number of meetings of the Board and committees on which the director served.

Director Compensation

Non-employee directors receive the following annual compensation:

    .  $50,000 in cash and 600 shares of common stock;
    . $1,500 for each meeting-day attended; and . an additional $4,000 or $6,000 per year if they serve as chairperson of a committee.

Non-employee directors may defer some or all of their cash compensation and receive the amount deferred together with interest (calculated periodically at the prime rate) at a later date.

The Company has maintained a charitable award program funded by insurance policies on the lives of non-employee directors who were members of the Board of Directors prior to 1995 as part of the Company's overall program to promote charitable giving. Under the program, following the death of a covered non-employee director, the Company will donate $1,000,000 to qualifying charitable organizations recommended by the non-employee director and approved by the Company. The Company is reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

Non-employee directors who were on the Board prior to 1994 will receive, upon retirement on or after age 70, a pension benefit for life equivalent to $30,000 annually.

Employee directors receive no additional compensation for serving on the Board or any committee.

Report of the Audit Committee

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosure and letter required by the Independence Standards Board Standard No. 1 relating to independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2002 Annual Report of Shareholders and Annual Report on Form 10-K for the year ended May 1, 2002 for filing with the Securities and Exchange Commission.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles or to certify the Company's financial statements or to guarantee the auditor's report; that is the responsibility of management and the Company's independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company's independent auditors with respect to such financial statements.

The Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined by the rules of the New York Stock Exchange.

         Edith E. Holiday, Chairperson       Leonard S. Coleman, Jr.
         Nicholas F. Brady                   Samuel C. Johnson
         Mary C. Choksi

Relationship with Independent Accountants

PricewaterhouseCoopers LLP has been the independent accounting firm and has audited the financial statements of the Company and most of its subsidiaries since 1979. In addition to performing the audit of the Company's consolidated financial statements, PricewaterhouseCoopers provided various other services during fiscal year 2002.

The aggregate fees billed for fiscal year 2002 for each of the following categories of services are set forth below:

    Audit and review of the Company's financial statements
      during fiscal year 2002                                    $3,393,000
                                                                 ==========
    All other services:
      Audit Related Services                                     $3,350,000
      Tax Services                                               $3,825,000
                                                                 ----------
    Total all other services                                     $7,175,000
                                                                 ==========
    Financial information systems design and implementation      $   47,000
                                                                 ==========

Audit related services include fees related to the proposed spin-off and subsequent merger between certain North American businesses of the Company and a wholly-owned subsidiary of Del Monte Foods Company. Such audit related services also include fees related to the audits of employee benefit plans, accounting advice on emerging issues, registration statements and comfort letters. Tax services include fees related to tax planning and the preparation of tax returns.

In response to public concerns about the integrity of independent audits, the Audit Committee adopted a policy which prohibits the Company or any of its affiliates from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence, as well as for all services prohibited by Securities and Exchange Commission regulations. The policy does not affect pre-existing arrangements, which can continue, but cannot be expanded in scope or renewed. It is expected that the independent auditors will continue to provide certain accounting, additional auditing and tax-related services to the Company and its affiliates.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the meeting.

The Audit Committee adopted a written charter for the Committee, which was attached as Appendix A to the Company's Proxy Statement filed August 3, 2001.

Matters to Be Acted Upon

1. Election of Directors

(Item 1 on proxy card)

The Board of Directors has nominated the following 11 nominees for election as directors at the Annual Meeting. Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and qualified. If any of the nominees become unable or unwilling to serve, the proxies will be voted for the election of such other person as may be designated by the Board of Directors.

                                        Principal Occupation and
         Name                             Business Experience                  Other Directorships
-----------------------          --------------------------------------- --------------------------------
[PHOTO]                          Chairman, President and Chief           . The PNC Financial Services
                                 Executive Officer of Heinz (2000-         Group, Inc.
PHOTO OF WILLIAM R. JOHNSON      present); President and Chief Executive . Amerada Hess Corporation
William R. Johnson               Officer of Heinz (1998-2000); President . The Clorox Company
Director since 1993              and Chief Operating Officer of Heinz
Age 53                           (1996-1998)

[PHOTO]                          Chairman of the Board of Darby          . C2, Inc.
                                 Advisors, Inc., (1993-present) and      . Director or trustee of various
PHOTO OF NICHOLAS F. BRADY       Darby Overseas Investments, Ltd.          Templeton mutual funds
Nicholas F. Brady                (1994-present) (investment firms);      . Amerada Hess Corporation
Director 1987-1988               Secretary of the United States
and since 1993                   Department of the Treasury
Age 72                           (1988-1993)

[PHOTO]                          Managing Director of Strategic
                                 Investment Partners, Inc. and Emerging
PHOTO OF MARY C. CHOKSI          Markets Investors Corporation
Mary C. Choksi                   (investment management firms)
Director since 1998              (1987-present)
Age 52

[PHOTO]                          Chairman, ArenaCo, Inc. (subsidiary of  . Omnicom Group Inc.
                                 New York Yankees/New Jersey Nets)       . New Jersey Resources
PHOTO OF LEONARD S. COLEMAN, JR. (2001-present); Senior Advisor, Major     Corporation
Leonard S. Coleman, Jr.          League Baseball (1999-present);         . Cendant Corporation
Director since 1998              President of the National League of     . Owens Corning
Age 53                           Professional Baseball Clubs (1994-      . Radio Unica Communications
                                 1999)                                     Corp.
                                                                         . Electronic Arts Inc.
                                                                         . Churchill Downs Incorporated
                                                                         . Aramark Corporation

                                  Principal Occupation and
       Name                         Business Experience                  Other Directorships
-------------------        --------------------------------------- --------------------------------

[PHOTO]                    Chairman, Coors Brewing Company         . Adolph Coors Company
                           and President and Chief Executive       . U.S. Bancorp
PHOTO OF PETER H. COORS    Officer of Adolph Coors Company         . Energy Corporation of America
Peter H. Coors             (malt-based beverages) (2000-
Director since 2001        present); Vice Chairman and Chief
Age 55                     Executive Officer of Coors Brewing
                           Company (1997-2000)

[PHOTO]                    Attorney; Assistant to the President of . Hercules Incorporated
                           the United States and Secretary of the  . Amerada Hess Corporation
PHOTO OF EDITH E. HOLIDAY  Cabinet (1990-1993); General Counsel    . Beverly Enterprises, Inc.
Edith E. Holiday           of the United States Department of the  . RTI International Metals, Inc.
Director since 1994        Treasury (1989-1990)                    . Canadian National Railway
Age 50                                                               Company
                                                                   . Director or trustee of various
                                                                     investment companies in the
                                                                     Franklin Templeton group of
                                                                     mutual funds

[PHOTO]                    Chairman Emeritus of the Board of S.C.  . Johnson Outdoors, Inc.
                           Johnson & Son, Inc. (chemical and
PHOTO OF SAMUEL C. JOHNSON specialty products) (2000-present);
Samuel C. Johnson          Nonexecutive Chairman of the Board of
Director since 1988        S. C. Johnson & Son, Inc. (1994-2000)
Age 74

[PHOTO]                    Chairman of the Board and Chief
                           Executive Officer of Kendle
PHOTO OF CANDACE KENDLE    International, Inc. (contract research
Candace Kendle             organization) (1981-present)
Director since 1998
Age 55

[PHOTO]                    Chairman and Chief Executive Officer    . Fluor Corporation
                           of The Chubb Corporation (insurance)
PHOTO OF DEAN R. O'HARE    (1988-present)

Dean R. O'Hare
Director since 2000
Age 60

                                   Principal Occupation and
       Name                          Business Experience               Other Directorships
-------------------         -------------------------------------- ----------------------------

[PHOTO]                     Chairman of the Board, Chief Executive . The PNC Financial Services
                            Officer and President of United States   Group, Inc
PHOTO OF THOMAS J. USHER    Steel Corporation (integrated          . PPG Industries, Inc.
Thomas J. Usher             steelmaker) (2002); Chairman of the    . Marathon Oil Corporation
Director since 2000         Board and Chief Executive Officer of
Age 60                      USX Corporation (1995-2001)

[PHOTO]                     Chairman of the Board and Chief        . The Chubb Corporation
                            Executive Officer of Federated         . The Goodyear Tire & Rubber
PHOTO OF JAMES M. ZIMMERMAN Department Stores, Inc. (retailer)       Company
James M. Zimmerman          (1997-present)                         . Convergys Corporation
Director since 1998
Age 58

The Board of Directors recommends a vote "FOR" each of the Nominees.

Certain Business Relationships

On November 20, 1995, the H. J. Heinz Company Employees' Retirement System Master Trust ("Heinz Plan") committed to invest, on a call basis, up to U.S. $5 million in limited partner interests of Darby Emerging Markets Fund, L.P. ("Darby Fund"), a Cayman Islands limited partnership. The Heinz Plan's entire investment commitment to the Darby Fund is fully satisfied. Darby Overseas Partners, L.P. ("Darby Overseas"), a Delaware limited partnership in which Mr. Brady is a limited partner, is a limited partner of Darby Fund. In addition, Mr. Brady is Chairman and a shareholder of Darby Overseas Investments, Ltd. ("General Partner"), a Delaware corporation that serves as general partner of Darby Overseas. Mr. Brady also serves as Chairman of Darby Emerging Markets Investments LDC ("Darby Emerging Markets"), a Cayman Islands limited duration company that serves as general partner of Darby Fund. Darby Overseas and the General Partner own 99% and 1%, respectively, of the capital stock of Darby Emerging Markets. Through its ownership of Darby Emerging Markets, Darby Overseas may receive performance-based distributions from Darby Fund in the future. Darby Overseas serves as advisor to Darby Fund. The Heinz Plan, through Darby Emerging Markets, pays Darby Overseas annual compensation for such advisory services equal to 2% of the Heinz Plan's invested capital in the Darby Fund, which invested capital will not exceed the Heinz Plan's U.S. $5 million capital commitment to Darby Fund, and such annual compensation was $84,832 in fiscal year 2002.

Capital Guardian Trust Company, an affiliate of Capital Research and Management Company, manages the international equity portion of the Heinz Plan. During fiscal year 2002, Capital Guardian Trust Company received $87,460 in fees.

2. Ratification of Auditors
(Item 2 on proxy card)

The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2003.

A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting and will have an opportunity to make a statement and respond to questions.

3. Fiscal Year 2003 Stock Incentive Plan
(Item 3 on proxy card)

   Shareholders are being asked to adopt the H. J. Heinz Company Fiscal Year 2003 Stock Incentive Plan (the "2003 Stock Incentive Plan"). The proposed 2003 Stock Incentive Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance-based cash awards.

   The Board of Directors has concluded that the adoption of the proposed 2003 Stock Incentive Plan is in the best interests of the Company and its shareholders. The Board of Directors believes that the Company's long-term success is dependent upon its ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

   A general description of the principal terms of the 2003 Stock Incentive Plan is set forth below. However, the summary does not purport to be a complete description of all the provisions of the 2003 Stock Incentive Plan. This description is qualified in its entirety by the terms of the 2003 Stock Incentive Plan, as proposed to be adopted, which is attached to this proxy statement as Appendix A.

The Board of Directors has unanimously approved the adoption of the 2003 Stock Incentive Plan and recommends a vote "FOR" this Proposal.

General Description

   The Board of Directors adopted the 2003 Stock Incentive Plan on July 10, 2002, subject to the approval of shareholders at the Annual Meeting. If adopted, the Company will initially reserve an aggregate of 17,000,000 additional shares of Common Stock for issuance under the 2003 Stock Incentive Plan. This amount represents approximately 4.8% of the Company's Common Stock issued and outstanding as of July 17, 2002. The maximum number of shares of Common Stock that may be delivered to participants under the 2003 Stock Incentive Plan equals the sum of:

  .   the 17,000,000 shares of Common Stock;

  . any shares subject to awards granted under the 2003 Stock Incentive Plan which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant; and

  . any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes.

   In any given 36-month period, an individual participant under the 2003 Stock Incentive Plan may not receive more than: (i) 3,000,000 shares underlying options and stock appreciation rights, (ii) 1,000,000 shares underlying any other stock-based awards and (iii) $10,000,000 for cash awards intended to be performance-based awards under Section 162(m) of the Internal Revenue Code, subject to certain limitations. Furthermore, the aggregate number of shares that may be issued as incentive stock options to all participants under the 2003 Stock Incentive Plan is 9,000,000 shares, and no more than 50% of the aggregate share reserve may be issued under awards other than options and stock appreciation rights.

   Purpose. The purpose of the 2003 Stock Incentive Plan is to provide the Company's employees, directors and other participants (the "participants") selected by the Management Development and Compensation Committee of the Board of Directors (the "Committee") with an incentive, through ownership of shares of Common Stock, to continue in the Company's service and help the Company to compete effectively with other enterprises for the services of qualified individuals. The awards granted under the 2003 Stock Incentive Plan are intended to increase participants' value to the Company by further aligning the interests of the participants with the interests of the Company's shareholders and to motivate the participants to achieve long-range goals.

   Administration. The 2003 Stock Incentive Plan will be administered by the Committee. The Committee will be comprised solely of three or more directors who are "independent" as defined by the New York Stock Exchange, and are "outside directors" as defined under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Section 162(m) and its applicable regulations. Except to the extent prohibited by applicable law or the rules of the applicable stock exchange, the Committee may allocate or delegate all or any portion of its responsibilities and powers to any one or more of its members, the Chief Executive Officer or a committee of Company officers, except with respect to awards to any officers or persons subject to Section 16 of the Exchange Act.

   The 2003 Stock Incentive Plan authorizes the Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of Common Stock or other consideration to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2003 Stock Incentive Plan as the Committee deems appropriate.

   Eligibility. Awards may be granted to employees of the Company and its subsidiaries, directors and other participants selected by the Committee. Currently, approximately 950 employees and former employees hold stock option awards under the stock option plans of the Company. There are currently 10 non-employee directors. It is expected that a limited number of non-employee and non-director participants will be selected by the Committee to receive awards.

   Section 162(m). The maximum number of shares with respect to which options or stock appreciation rights may be granted to an individual participant in any 36-month period shall be 3,000,000 shares. To the extent required by Internal Revenue Code Section 162(m) or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award continues to count against the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant.

   Terms and Conditions of Awards. The Committee is authorized to award any type of award to a participant that is consistent with the provisions of the 2003 Stock Incentive Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards. Subject to the terms of the 2003 Stock Incentive Plan, the Committee determines the provisions, terms and conditions of each award.

   The Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company's favor. However, the awards may be accelerated such that they are fully vested, exercisable and released from any restrictions or contingencies under the following circumstances: (i) options and stock appreciation rights will become fully exercisable upon the participant's death or disability, the occurrence of a change in control (as defined in the 2003 Stock Incentive Plan) or under other circumstances as determined by the Committee in its discretion; (ii) restricted stock or restricted stock units that vest upon completion of a specific period of service without achievement of performance objectives will be fully vested and released from restrictions and contingencies, to the extent permitted by the Committee, upon the participant's death, disability or involuntary termination without cause, or, with certain exceptions, the occurrence of a change in control; and (iii) a pro-rata portion of performance shares and cash-based performance awards will become payable, to the extent earned, upon the occurrence of a change in control.

   The Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash, shares or credited to an account designated in the name of the participants. Participants may be required or permitted to defer the issuance of shares or cash settlements under awards.

   Each option granted under the 2003 Stock Incentive Plan shall be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term in excess of 10 years from the date of grant.

   Performance shares or cash awards will be conditioned on the achievement of performance goals based on one or more performance measures determined by the Committee over a performance period as prescribed by the Committee of not less than one year. Performance goals may be established on a corporate-wide basis or with respect to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. "Performance measures" means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; ability to execute against customer service goals; and innovation as measured by a percentage of sales from new products. Performance measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

   Exercise Price. The 2003 Stock Incentive Plan authorizes the Committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The exercise price is generally payable in cash, check, surrender of pre-owned shares of Common Stock, broker-dealer exercise and sale, or by such other means determined by the Committee.

   Option Repricing Prohibited. The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

   Termination of Employment. An option or stock appreciation right may not be exercised after the expiration date of such award, except in limited circumstances involving non-statutory options and stock appreciation rights exercised after the death or disability of a participant. For five years from the date of retirement, options and stock appreciation rights will continue to vest and be exercisable under the provisions of the grant. An option or stock appreciation right will vest immediately upon the date of the participant's death or determination that a participant is disabled, and in such case the option or stock appreciation right will be fully exercisable for a period of one year from the date of death or determination that a participant is disabled. If a participant's employment with the Company is involuntarily terminated for cause, the outstanding options will be canceled. If a participant's employment is involuntarily terminated without cause, options will continue to vest and will be exercisable for ninety days from the date of termination unless the Committee determines otherwise. In all other events of termination of employment, awards terminate on the date of termination of employment. The vesting of restricted stock or restricted stock units may be accelerated to the extent permitted by the Committee in the event of the participant's death, disability or involuntary termination. In each case, the Committee retains discretion to establish alternative vesting and exercisability rules.

   Transferability of Awards. An option or stock appreciation right shall be exercisable during the participant's lifetime only by the participant, his or her guardian or legal representative or by such other means as the Committee may approve that is not inconsistent with or contrary to applicable securities laws. Generally, awards may not be transferred other than by will or the laws of descent and distribution. However, outstanding awards may be amended to provide for transfer, without payment of consideration, to immediate family members of the participant or to trusts or partnerships for such family members. Furthermore, a participant may designate a beneficiary for the award in the event of his or her death.

   Adjustments Upon Changes in Capitalization. The number and types of shares covered by outstanding awards, the number of shares authorized for issuance under the 2003 Stock Incentive Plan, the exercise price of each outstanding award, the maximum number and types of shares that may be granted to any participant in a fiscal year, and the like may be appropriately adjusted by the Committee in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, reorganization, spin-off or other distribution (other than normal cash dividends) of the Company's assets to shareholders, or any other change affecting shares.

   Change in Control. In the event of a change in control as defined in the 2003 Stock Incentive Plan, each outstanding award will become exercisable as described above under the section entitled "Terms and Conditions of Awards."

   Amendment or Termination. The Board of Directors may amend or terminate the 2003 Stock Incentive Plan at any time, subject to shareholder approval in certain circumstances described in the 2003 Stock Incentive Plan. No amendment or termination of the 2003 Stock Incentive Plan may adversely affect outstanding awards unless consented to by the participant in writing. However, the Board of Directors may amend the 2003 Stock Incentive Plan without shareholder approval or the consent of participants in order to facilitate qualification of incentive stock options or to preserve the deduction under Internal Revenue Code Section 162(m).

Certain Federal Tax Consequences

   The grant of a stock option or stock appreciation right under the 2003 Stock Incentive Plan normally will not result in any federal income tax consequences to the grantee or to the Company.

   Upon exercise of a non-statutory stock option, the grantee recognizes ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any gain or loss on the grantee's subsequent disposition of the shares will receive capital gain or loss treatment.

   In the case of an incentive option, the grantee recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), provided that if the option is not exercised during employment or within three months (one year in the case of death or disability) after termination of employment, the tax treatment described above for non-statutory options will apply. In the event of a disposition of stock acquired upon exercise of an incentive option, the tax consequences depend upon how long the grantee has held the shares. If the grantee does not dispose of the shares within two years after the incentive option was granted, nor within one year after exercise, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Failure to satisfy either of the above holding periods results in ordinary compensation income in the year of disposition (a "disqualifying disposition") equal to the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain to the grantee in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise of an incentive option for purposes of the grantee's alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the incentive stock options are exercised.

   Upon exercise of stock appreciation rights, the grantee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. The grantee will recognize capital gain or loss upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of the amount realized on such disposition over the ordinary income recognized upon exercise.

   The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. Any gain or loss on the recipient's subsequent disposition of the shares will receive capital gain or loss treatment. Recipients of restricted stock may within 30 days after issuance make a "Section 83(b) election" to recognize as ordinary compensation income in the year that restricted stock is received the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock, in which case the recipient recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds.

   Grantees of restricted stock units will recognize no income at the time of grant of such units, will recognize ordinary compensation income upon receipt of unrestricted shares, and will receive capital gain or loss treatment on subsequent disposition of any shares received.

   Recipients of stock-based awards who earn dividends or dividend equivalents will recognize ordinary compensation income on any dividend payments received during the period before compensation income is recognized with respect to the award. Compensation income recognized by an employee in the various situations discussed above may be subject to withholding for federal income and employment tax purposes.

   The Company will be entitled to an income tax deduction in the same amount and at the same time as ordinary compensation income is recognized by an award recipient in the various situations described above, subject to the requirement of reasonableness, certain limitations imposed by Internal Revenue Code Section 162(m) and the satisfaction of withholding obligations. The Company will not receive a deduction at the time of exercise by the recipient of an incentive option.

   Capital gain or loss is treated as long-term or short-term depending on whether the shares are held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock). Capital gain income is not subject to tax withholding and the Company is not entitled to receive a tax deduction with respect to such income.

   The foregoing is only a summary of the federal income tax consequences of Fiscal Year 2003 Stock Incentive Plan transactions, and is based upon federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

   The Company anticipates granting restricted stock units to certain individuals, including executive officers of the Company as set forth in the table below, in lieu of their receipt of approximately 33% of their targeted cash bonus compensation under the Company's Incentive Compensation Plan for fiscal year 2003. If shareholders approve the Fiscal Year 2003 Stock Incentive Plan, these commitments will be satisfied through grants of restricted stock units under the Fiscal Year 2003 Stock Incentive Plan. The number of stock options that would be awarded to the Company's Chief Executive Officer and the other four executive officers named in the Summary Compensation Table pursuant to the Plan are not currently determinable.

                     Fiscal Year 2003 Stock Incentive Plan

          ------------------------------------------------------------
                                                              Number
                  Name and Position             Dollar Value of Units*
          ------------------------------------------------------------
            William R. Johnson,                  $  435,227    11,472
             Chairman, President and CEO
          ------------------------------------------------------------
            David R. Williams,                   $  218,297     5,753
             Executive Vice President
          ------------------------------------------------------------
            Richard H. Wamhoff,                  $  218,297     5,753
              Executive Vice President
          ------------------------------------------------------------
            Joseph Jimenez,                      $  218,297     5,753
              Executive Vice President
          ------------------------------------------------------------
            Neil Harrison,                       $  218,297     5,753
              Executive Vice President
          ------------------------------------------------------------
            All current executive officers       $2,030,885    53,529
              as a group (11 in number)
          ------------------------------------------------------------
            Non-executive directors              $        0         0
              as a group
          ------------------------------------------------------------
            Non-executive officer                $8,996,902   237,135
              employee group (315 in number)
          ------------------------------------------------------------

*The number of units to be issued is dependent on the share price of Common Stock if and when the 2003 Stock Incentive Plan is approved by the shareholders. For illustrative purposes only, the number of units shown in this table was calculated using $37.94 per share, the closing market price for the Company's Common Stock on July 17, 2002, the record date for the Annual Meeting.

4. Senior Executive Incentive Compensation Plan
(Item 4 on proxy card)

   Shareholders are being asked to adopt the H.J. Heinz Company Senior Executive Incentive Compensation Plan (the "Executive Incentive Plan"). The Board of Directors adopted the Executive Incentive Plan on July 10, 2002, subject to the approval of shareholders at the Annual Meeting. The Executive Incentive Plan provides for the issuance of awards of annual incentive compensation to senior executives of the Company.

   The Board of Directors has concluded that the adoption of the proposed Executive Incentive Plan is in the best interests of the Company and its shareholders. The Board of Directors believes that the adoption of the Executive Incentive Plan will enable the Company to attract and retain talented employees. Furthermore, the Board of Directors believes that the Company's long-term success is dependent upon its ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

   A general description of the principal terms of the Executive Incentive Plan is set forth below. However, the summary does not purport to be a complete description of all the provisions of the Executive Incentive Plan. This description is qualified in its entirety by the terms of the Executive Incentive Plan, as proposed to be adopted, which is attached to this proxy statement as Appendix B. If approved by the shareholders of the Company, the Executive Incentive Plan will become effective as of May 1, 2003.

The Board of Directors has unanimously approved the adoption of the Senior Executive Incentive Compensation Plan and recommends a vote "FOR" this Proposal.

Summary of Executive Incentive Plan

   Purpose. The purpose of the Executive Incentive Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain highly skilled executives and to motivate such executives to maximize the profitability of the Company.

   Administration. The Executive Incentive Plan will be administered by the Management Development and Compensation Committee of the Board of Directors (the "Committee") or any subcommittee which meets the requirements of Section 162(m)(4)(C) of the Internal Revenue Code.

   The Committee will interpret the Executive Incentive Plan, establish rules and regulations relating to the operation of the Executive Incentive Plan, select participants, determine maximum awards and the amounts of any awards, and make all determinations and take all other actions necessary or appropriate in the administration of the Executive Incentive Plan.

   Eligibility. The Executive Incentive Plan permits the grant of awards only to the Company's covered employees, and, in the discretion of the Committee, any other executive officer. "Covered employee" means the Company's Chief Executive Officer and its four other most highly compensated executive officers during the fiscal year, all of whom will be listed in the Summary Compensation Table in the proxy statement for the annual shareholders' meeting.

   Determination of Awards. The Executive Incentive Plan includes the following features:

  . Incentive Pool: The Company will create an incentive pool equal to 1.5% of Net Income (as defined below).

  . Maximum Bonus Award: Prior to the beginning of each performance period (or at such later time as may be permitted by applicable provisions of the Internal Revenue Code), the Committee will establish for each eligible executive (the "participant") a maximum award, expressed as a percentage of the incentive pool for the performance period. The maximum percentage paid to any participant will not exceed 40% of the incentive pool. The total of the maximum percentages for all participants will not exceed 100% of the incentive pool.

  . Committee Discretion: The Committee has the right to award bonuses in amounts less than the maximum allocated percentages of the incentive pool.

  . Form of Award: Awards may be paid in cash, stock, restricted stock, options, other stock-based or stock-denominated units, or any combination of these forms of payment as determined by the Committee. Stock or stock-based awards may be granted under the terms and conditions of the applicable stock plan. Please refer to Proposal 3 for a discussion of the Company's Fiscal Year 2003 Stock Incentive Plan.

"Net Income" means, for each performance period, the Company's net income from continuing operations as reported in its income statement for the performance period, adjusted to eliminate the after-tax effects of any restructuring charges, extraordinary items, and the cumulative effect of accounting changes, each as defined by accounting principles generally accepted in the United States. The Committee has the authority to establish the performance period.
The period may be a fiscal year or any other period designated by the Committee.

   Transferability of Awards. During their lifetime, participants cannot transfer these awards other than by will or by the laws of descent or distribution.

   Amendment or Termination. The Committee may amend or terminate the Executive Incentive Plan at any time, including adjustments it deems appropriate to reflect changes made to Section 162(m) of the Internal Revenue Code. However, no such amendment is permitted without the consent of shareholders if it would require such consent under Section 162(m), the Exchange Act, or any other applicable law, rule, or regulation. No amendment or termination of the Executive Incentive Plan may adversely affect outstanding awards unless consented to by the participant in writing. However, the Board of Directors may amend the Fiscal Year 2003 Stock Incentive Plan without shareholder approval or the consent of participants in order to facilitate qualification of incentive stock options or the deduction under Internal Revenue Code Section 162(m).

Certain Federal Tax Consequences

   Under Section 162(m) of the Internal Revenue Code, the Company generally may not deduct for federal income tax purposes certain employee compensation that would otherwise be deductible to the extent that such compensation exceeds $1 million for any covered employees in any fiscal year. However, compensation that is "performance-based" (as defined in Section 162(m) of the Internal Revenue Code) is not subject to the deductibility limitations. The Executive Incentive Plan is intended to address the limitation on deductibility by providing for compensation that qualifies as performance-based compensation, which is not subject to the limitation.

   Compensation paid under the Executive Incentive Plan will not be subject to the deduction limit if:

  . it is payable on account of the attainment of the pre-established, objective performance goals set forth within the Executive Incentive Plan;

  . the Committee, which is comprised solely of outside directors, approves the maximum individual awards on or near the beginning of each performance period;

  . the Executive Incentive Plan, which sets forth the material terms of the compensation and the performance goals, is disclosed to and approved by shareholders before payment; and


  . the Committee certifies that the performance goals have been satisfied before payment.

   If stock or stock-based awards were granted outside the Fiscal Year 2003 Stock Incentive Plan, the tax consequences would be the same as those discussed under "Proposal 3 -- Certain Federal Tax Consequences;" provided that all options would be treated as non-qualified stock options.

   The foregoing is only a summary of the federal income tax consequences of Executive Incentive Plan transactions, and is based upon federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

   No awards may be issued under the Executive Incentive Plan unless and until the Executive Incentive Plan is approved by the shareholders at the Annual Meeting. Since the Committee may award less than the maximum percentage of the incentive pool, the exact amount of any future benefit that may be allocated to any one executive or group of executives under the Executive Incentive Plan is not presently determinable.

   If the Executive Incentive Plan had been in effect during the previous three fiscal years, the maximum size of the incentive pool would have ranged from $12,600,000 to $13,900,000. The awards for each year would not have exceeded 38% of the maximum size of the incentive pool.

5. Other Business

The Board of Directors does not intend to present any business at the Annual Meeting not described in this proxy statement. The enclosed proxy form confers upon the persons designated to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Annual Meeting in addition to the scheduled items of business, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to the rules of the Securities and Exchange Commission and matters incident to the conduct of the Annual Meeting.

Executive Compensation

The following tables and accompanying text present the compensation of the Chairman, President and Chief Executive Officer and the four other most highly compensated executive officers in fiscal year 2002 ("named executive officers").

Summary Compensation Table

                                    Annual Compensation        Long-Term Compensation
                              -----------------------------    -----------------------
                                                                Awards (1)    Payouts
                                                               ------------- ---------
                                                     Other      Securities   Long-Term
                                                     Annual     Underlying   Incentive   All Other
        Name and               Salary     Bonus   Compensation    Options     Payouts   Compensation
   Principal Position    Year   ($)        ($)        ($)      (No. Awarded)    ($)        ($)(2)
------------------------ ---- --------- --------- ------------ ------------- --------- ------------
W. R. Johnson            2002 1,050,000   367,500   105,218(3)    500,000       -0-        279,076(4)
Chairman, President      2001   970,000   721,851       --        500,000       -0-        384,526(4)
and CEO                  2000   900,000 1,776,864       --            -0-       -0-        402,911

D. R. Williams           2002   500,000   418,163       --        100,000       -0-        158,868
Executive Vice President 2001   475,000   330,499       --        100,000       -0-        211,015
                         2000   450,000   760,001       --            -0-       -0-         68,011

R. H. Wamhoff            2002   485,000    65,489       --        100,000       -0-        291,651
Executive Vice President 2001   446,667   330,499       --        100,000       -0-        294,712
                         2000   420,000   749,646       --            -0-       -0-        190,553

J. Jimenez               2002   475,000   170,411       --        150,000       -0-         56,376
Executive Vice
 President (5)

N. Harrison              2002   425,000   194,950       --        150,000       -0-         86,827
Executive Vice
 President  (5)

--------
(1)No awards of restricted stock were made to the named executive officers during the period covered by the Summary Compensation Table.
(2)Includes for fiscal year 2002 for Messrs. Johnson, Williams, Wamhoff, Jimenez and Harrison, respectively, the following: (i) amounts contributed by the Company under the Employees Retirement and Savings Plan, $200,904, $107,010, $103,210, $43,533, and $58,211; (ii) amounts attributable to
   "split-dollar" life insurance provided by the Company, $61,007, $40,462, $30,025, $12,843, and $28,616; and (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $11,936, $11,396, $158,416, $0, and $0.
(3)Includes $45,665 paid by the Company for personal financial counseling for Mr. Johnson.
(4)"All Other Compensation" for fiscal years 2001 and 2002 include $1,745 and $5,229, respectively, in imputed income relating to a split-dollar survivorship life insurance retention policy insuring Mr. Johnson and his spouse that was purchased in connection with Mr. Johnson's becoming Chairman in September 2000. As described under "Executive Deferred Compensation Plan" and "Executive Estate Life Insurance Program" below, in December 2001 Mr. Johnson and his spouse relinquished their rights under the life insurance policy and the Company paid death benefit, and the life insurance policy was surrendered for its cash value with the Company receiving all of the proceeds.
(5)Messrs. Jimenez and Harrison became executive officers of the Company on September 17, 2001.

Option Grants in Fiscal Year 2002

                                                                      Grant Date
                                 Individual Grants                       Value
               ----------------------------------------------------- -------------
                                   Percent of
                   Number of     Total Options
               Shares Underlying   Granted to   Exercise              Grant Date
                Options Granted    Employees      Price   Expiration Present Value
Name                (#)(1)       in Fiscal Year ($/Share)    Date       ($)(2)
-------------- ----------------- -------------- --------- ---------- -------------
W. R. Johnson       500,000          10.61%       43.28    9/20/11     4,205,000
D. R. Williams      100,000           2.12%       43.28    9/20/11       841,000
R. H. Wamhoff       100,000           2.12%       43.28    9/20/11       841,000
J. Jimenez          150,000           3.18%       43.28    9/20/11     1,261,500
N. Harrison         150,000           3.18%       43.28    9/20/11     1,261,500

--------
(1) All options were granted on September 20, 2001, pursuant to the terms of the Company's 2000 Stock Option Plan and have identical terms. All options vest on September 20, 2004.

(2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following:
    (i) exercise price for the options ($43.28) equal to the fair market value of the underlying Common Stock on the date of grant; (ii) expected option term of 6.5 years; (iii) dividend yield of 3.9%; (iv) risk-free interest rate of 4.53%; and (v) volatility of 23.23%.

   The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

Aggregated Option/SAR Exercises in Fiscal Year 2002 and Fiscal Year-End Option/SAR Value

                                              Number of Securities
                                             Underlying Unexercised     Value of Unexercised
                                                  Options/SARs        In-the-Money Options/SARs
                  Shares                       at Fiscal Year-End     at Fiscal Year-End ($)(2)
               Acquired on       Value      ------------------------- -------------------------
     Name      Exercise (#) Realized ($)(1) Exercisable Unexercisable Exercisable Unexercisable
-------------- ------------ --------------- ----------- ------------- ----------- -------------
W. R. Johnson    175,000       3,397,392     1,750,000    1,600,000   15,820,850    2,868,750
D. R. Williams   200,000       4,037,940       545,000      380,000    3,823,750      573,750
R. H. Wamhoff        -0-             -0-       295,000      380,000    1,092,500      573,750
J. Jimenez           -0-             -0-       175,000      300,000          -0-      860,625
N. Harrison          -0-             -0-       136,668      363,332          -0-      860,625

--------
(1) The "Value Realized" is equal to the fair market value of the Common Stock on the date of exercise, less the exercise price, times the number of shares acquired. No SARs were exercised during the last fiscal year.

(2) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to the fair market value of each share underlying the options at May 1, 2002, $42.80, less the exercise price, times the number of options.

Retirement Benefits

Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the H.J. Heinz Company Employees' Retirement System ("Plan A"). Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen. Since January 1, 1993, retirement benefits have been provided by the Company through an age-related contribution account within the Employees Retirement and Savings Plan.

The Company has a Supplemental Executive Retirement Plan (the "SERP") which provides additional retirement benefits for eligible executives, including the named executive officers in the Summary Compensation Table. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee's final average eligible compensation during the highest five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee's Age-Related Company Contribution Account under the Employees Retirement and Savings Plan and the Employees Retirement and Savings Excess Plan.

The following table entitled "Table I--U.S. Retirement Plans" shows the estimated maximum retirement benefit from all sources described above, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is the executive's base salary and annual bonus.

On May 6, 2002, the Board of Directors approved an enhancement to Mr. Johnson's SERP. This enhancement provides for an additional accrual equal to 3.85% of final average earnings per each additional year of service from the date of the SERP enhancement. This benefit is subject to a maximum enhancement of 26.95% at 7 additional years of service. The enhancement is further limited to a total annual benefit (from all of the Company's retirement arrangements) of 60% of final average earnings at retirement on or after the age of 60.

This enhanced benefit would vest 100% upon the fifth anniversary of the adoption of the benefit and Mr. Johnson's continued employment. If Mr. Johnson is involuntarily terminated from his position for a reason other than for cause, the benefit will fully vest; his accrual however, would be based on years served as of the date of termination.

The following table entitled "Table II--Retirement Plans for Mr. Johnson" shows the estimated maximum retirement benefit from all sources described above for Mr. Johnson, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is Mr. Johnson's base salary and annual bonus.

As of May 1, 2002, the years of service for Messrs. Johnson, Williams, Wamhoff, Jimenez and Harrison were, as rounded to the nearest full year, 20, 35, 34, 4, and 5, respectively.

Table I--U.S. Retirement Plans

          Average
          Earnings
        High Five of
          Last Ten                     Years of Service
       Years Prior to --------------------------------------------------
         Retirement      15       20        25         30         35
         ----------   -------- --------- --------- ---------- ----------
        $ 500,000     $123,946 $ 144,604 $ 165,262 $  185,920 $  206,577
          600,000      148,736   173,525   198,314    223,104    247,893
          700,000      173,525   202,446   231,367    260,288    289,208
          800,000      198,314   231,367   264,419    297,471    330,524
          900,000      223,104   260,288   297,471    334,655    371,839
        1,000,000      247,893   289,208   330,524    371,839    413,155
        1,200,000      297,471   347,050   396,629    446,207    495,786
        1,400,000      347,050   404,892   462,733    520,575    578,417
        1,600,000      396,629   462,733   528,838    594,943    661,048
        1,800,000      446,207   520,575   594,943    669,311    743,679
        2,000,000      495,786   578,417   661,048    743,679    826,310
        2,200,000      545,364   636,258   727,153    818,047    908,941
        2,400,000      594,943   694,100   793,257    892,414    991,572
        2,600,000      644,522   751,942   859,362    966,782  1,074,203
        2,800,000      694,100   809,784   925,467  1,041,150  1,156,834
        2,900,000      718,889   838,704   958,519  1,078,334  1,198,149
        3,000,000      743,679   867,625   991,572  1,115,518  1,239,465

Table II--Retirement Plans for Mr. Johnson

                 Average
                 Earnings
               High Five of
                 Last Ten              Years of Service
              Years Prior to -------------------------------------
                Retirement     20       25        30        35
                ----------   ------- --------- --------- ---------
               $ 950,000     274,748   496,873   570,000   570,000
               1,000,000     289,208   523,024   600,000   600,000
               1,100,000     318,129   575,326   660,000   660,000
               1,200,000     347,050   627,629   720,000   720,000
               1,400,000     404,892   732,233   840,000   840,000
               1,600,000     462,733   836,838   960,000   960,000
               1,800,000     520,575   941,443 1,080,000 1,080,000
               2,000,000     578,417 1,046,048 1,200,000 1,200,000
               2,200,000     636,258 1,150,653 1,320,000 1,320,000
               2,400,000     694,100 1,255,257 1,440,000 1,440,000
               2,600,000     751,942 1,359,862 1,560,000 1,560,000
               2,800,000     809,784 1,464,467 1,680,000 1,680,000
               2,900,000     838,704 1,516,769 1,740,000 1,740,000
               3,000,000     867,625 1,569,072 1,800,000 1,800,000

Executive Deferred Compensation Plan

The Company has an Executive Deferred Compensation Plan ("Deferred Compensation Plan") under which participants may elect to defer all or a portion of annual compensation that would otherwise be payable to them for services in a particular fiscal year ("Elective Awards"). Additionally, contingent retention bonuses ("Nonelective Awards") in the form of deferred cash awards may be awarded by the Company to key employees. The Deferred Compensation Plan is administered by the Management Development and Compensation Committee of the Board of Directors (the "Committee").

Nonelective Awards under the Deferred Compensation Plan are subject to such vesting requirements and payout schedules as the Committee imposes at the time of the award. However, unvested Nonelective Awards accelerate and become fully vested upon a change of control of the Company or the termination of the participant's employment by death, disability, retirement or by the Company without cause ("Acceleration Events"). Elective Awards are fully vested as of the time that the compensation deferred by the participant would have been payable by the Company and are payable (along with the accumulated return thereon) at the end of the deferral period elected by the participant. Payments of Elective Awards can be made in a lump sum or in installments as directed by the participant. In addition, upon termination of employment by death, or at the participant's election upon termination of employment by disability payment of the participant's vested Elective or Nonelective Awards (plus the accumulated return thereon as reflected in the participant's account) can be accelerated at the discretion of the Committee.

Elective Awards and Nonelective Awards are deemed invested in one or more hypothetical investment choices made available by the Committee and chosen by the participant and the participant's account reflects accumulated gains or losses from such hypothetical investments.

Under the terms of the Nonelective Awards made in June 2000, absent an Acceleration Event, vesting will not occur until the third anniversary date following the date of the award, so long as the executive has not prior to that date voluntarily terminated employment with the Company or been terminated for cause. Any such vested Nonelective Awards will be paid following the fifth anniversary date of the award, or, in the case of certain participants, upon retirement.

In connection with the split-dollar life insurance arrangement with Mr. Johnson described in footnote 4 of the Summary Compensation Table, Mr. Johnson relinquished the right to receive the $3,200,000 award granted to him in September 2000 under the Deferred Compensation Plan plus interest in exchange for the Company's payment of the premium to purchase a split- dollar life insurance policy insuring Mr. Johnson and his spouse in January 2001. In December 2001, Mr. Johnson and his spouse agreed to relinquish their rights in that insurance policy in exchange for the Company providing $5,080,000 to a trust established by Mr. Johnson to purchase a life insurance policy under the Company's Executive Estate Life Insurance Program as described below.

Compensation for 2002 for the named executive officers that was deferred pursuant to Elective Awards under the Deferred Compensation Plan is included in the salary and bonus columns, as applicable, in the Summary Compensation Table above. No Nonelective Awards were made for 2002.

Executive Estate Life Insurance Program

In December 2001, the Company adopted an executive estate life insurance program ("EELIP") for certain eligible executives. Under the EELIP, eligible executives may relinquish compensation, including existing deferred compensation balances under the Company's Executive Deferred Compensation Plan, in exchange for the Company's funding of a split-dollar life insurance policy purchased by the executive's family trust. The amount funded by the Company is equal to approximately 150% of the compensation relinquished by the executive, which was designed to achieve cost neutrality for the Company when compared to the cost to the Company of the relinquished deferred compensation benefit. Consistent with tax regulations, the premium payments are accomplished through split-dollar insurance loans which will be automatically repaid, with interest, to the Company upon payment under the policy. All amounts paid to the trust must be used by the trust to pay the premium on the life insurance policy on the life of the executive (or a survivorship policy on the life of the executive and the executive's spouse). Under the EELIP, the Company will recover all amounts so funded plus interest thereon from the proceeds of the policy after the participant's and/or participant's spouse's death, and these amounts also are recoverable immediately in the event the participant terminates employment or is terminated for cause prior to any vesting date applicable to the compensation which was relinquished to fund the policy.

In January 2001, the Company had purchased a split-dollar life insurance policy for Mr. Johnson in exchange for Mr. Johnson relinquishing a deferred compensation award (in the aggregate amount of $3,385,249, including interest) originally granted to him in September 2000 under the Executive Deferred Compensation Plan, each with a vesting date of September 2003. In December 2001, Mr. Johnson agreed to relinquish his entire interest in that split-dollar policy and the previous deferred compensation award in exchange for the Company providing under the EELIP $5,080,000 to his insurance trust to purchase a survivorship life insurance policy insuring Mr. Johnson and his spouse, with a vesting date of September 2003. The new insurance arrangement was substituted for the prior split-dollar policy for greater estate planning efficiency and in order to participate in the EELIP. In fiscal year 2002, the Company funded insurance trusts established under the EELIP to certain other executive officers of the Company, in exchange for their agreement to relinquish deferred compensation awards previously granted to them, each with vesting dates of June 2003.

The EELIP funding amounts and relinquished deferred compensation plus interest, respectively, for each of those executive officers were as follows:

                            Relinquished Deferred Insurance Funded
                  Name          Compensation           Amount
                  ----      --------------------- ----------------
              W.R. Johnson.      $3,385,249          $5,080,000
              D.R. Williams         717,718           1,080,000
              R.H. Wamhoff.         703,403           1,060,000
              N. Harrison..         500,000             750,000
              W.C. Goode...         394,420             600,000
              M. Milone....         112,692             170,000

Severance Arrangements

The Company maintains severance agreements with its executive officers and certain other key executives. If an executive's employment is terminated involuntarily other than for cause, or voluntarily for good reason, within two years after a change in control of the Company, the agreements provide for the lifting of restrictions on outstanding incentive awards, continuation of medical, life insurance and disability coverage for a three-year period, and a lump sum payment equal to three times the sum of the annual salary and bonus (as determined under the severance agreements) of the executive plus a benefit determined by taking into account an additional three years of age and service for purposes of calculating retirement benefits. The agreements also provide that the Company will reimburse the executive for the impact of excise taxes, if any, which may be imposed under the Internal Revenue Code with respect to certain payments contingent on a change in control.

Retirement Agreements

In June and July, 2002, respectively, the Company entered into retirement agreements with David R. Williams and Richard H. Wamhoff providing for their continued service as Executive Vice Presidents of the Company until August 31, 2002, at which time each of them will retire from the Company. In connection with their retirement and certain agreements not to solicit Company employees or to compete with the Company, the Company will pay Mr. Williams and Mr. Wamhoff retirement payments of $2,512,314 and $1,380,600, respectively.
Mr. Williams will provide consulting services to the Company in connection with the leadership transition of the Company's operations in Europe until December 31, 2002 at the rate of $78,050 per month. Mr. Williams and Mr. Wamhoff will continue to receive the other benefits to which they are entitled under the Company's plans in connection with their retirement.

Outstanding Equity Compensation Plans

                                      (a)                        (b)                        (c)
                           -------------------------  -------------------------  -------------------------
                                                                                   Number of securities
                                                                                  remaining available for
                            Number of securities to   Weighted-average exercise    future issuance under
                            be issued upon exercise     price of outstanding     equity compensation plans
                            of outstanding options,     options, warrants and      (excluding securities
      Plan Category           warrants and rights              rights            reflected in column (a))
      -------------        -------------------------  -------------------------  -------------------------
Equity compensation plans                 31,309,096                   $40.3921                  7,840,147
approved by security
holders

Equity compensation plans                     62,339                    N/A (3)                 N/A (1)(4)
not approved by security
holders (1)(2)

Total                                     31,371,435                   $40.3921                  7,840,147

--------
(1) The H.J. Heinz Company Restricted Stock Recognition Plan for Salaried Employees (the "Restricted Stock Plan") is designed to provide recognition and reward in the form of awards of restricted stock to employees who have a history of outstanding accomplishment and who, because of their experience and skills, are expected to continue to contribute significantly to the success of the Company. Eligible employees are those full-time salaried employees not participating in the shareholder-approved H.J. Company Incentive Compensation Plan in effect as of May 1, 2002, and who have not been awarded an option to purchase Company Common Stock. It is the Company's intention to terminate the Restricted Stock Plan if the Fiscal Year 2003 Stock Incentive Plan is approved by the shareholders, as any future awards of this type will be made under the Fiscal Year 2003 Stock Incentive Plan.

(2) Historically, the Company has awarded 300 shares to non-employee directors on an annual basis as discretionary grants in lieu of cash compensation. These grants are not awarded under any equity compensation plan and are in addition to 300 shares awarded annually to non-employee directors under the H.J. Heinz Company Stock Compensation Plan for Non-Employee Directors, which was approved by the Company's shareholders.

(3) The grants made under the Restricted Stock Plan are restricted shares of Common Stock, and therefore there is no exercise price.

(4) The maximum number of shares of Common Stock that the Chief Executive Officer may grant under the Restricted Stock Plan has been established annually by the Executive Committee of the Board of Directors; provided, however, that such number of shares shall not exceed in any plan year 1% of all then outstanding shares of Common Stock.

Report of the Management Development and Compensation Committee on Executive Compensation

   The Management Development and Compensation Committee (the "Committee"), which is made up of six independent non-employee directors, oversees the administration of total compensation for senior Company executives. The Company's executive compensation programs are designed to provide payment for performance of assigned accountabilities and reward for the achievement of predetermined goals which contribute to corporate earnings, with the objective of enhancing shareholder value. The Committee establishes performance goals for the executive officers.

Components of Compensation

   The Company's executive compensation program has three components: base salary, annual incentive award and long-term incentives.

   The Committee periodically compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies (the "Peer Group"). The Peer Group is comprised of 14 other consumer products companies which are, on average, similar to the Company and are companies with which Heinz competes for attraction and retention of talent. The chosen "Peer Group" includes 6 of the 8 other companies which comprise the Standard & Poor's Packaged Foods Group Index in the Performance Graph on page 31.

   The Committee also calls upon Hewitt Associates, an independent compensation consultant, for consultation and survey information related to executive compensation.

Base Salary

   The Company's policy is to provide a base salary at a median level when compared with base salaries of the Peer Group. In many cases, base salaries of the Company's executive officers have been below the median for base salaries of executive officers of the Peer Group. Mr. Johnson's annual salary was increased in May 2001 and has not been adjusted since that date. During fiscal year 2002 salary action was also taken for several executive officers. The Committee intends to continue to target base salaries at the competitive median.

Annual Incentive

   Annual incentives were paid to the executive officers, senior management and large groups of salaried employees around the world under the Incentive Compensation Plan approved by shareholders in September 1994. That plan focuses the Company's management on clear performance measures aligned with the creation of shareholder value. The performance measures used in fiscal year 2002 included earnings per share ("EPS") and Net Profit Before Tax ("NPBT") for the Company; and sales growth and NPBT or operating income for the business units.

   Annual incentive awards under the Incentive Compensation Plan are intended to reward key executives for achieving targeted levels of performance by providing annual awards which, when added to base salary, produce total cash compensation at approximately the 75th percentile or above when performance goals are met or exceeded and below median when such goals are not achieved.

   Awards to Mr. Johnson and the other executive officers are based on the Company's performance relative to the targets approved by the Committee at the beginning of the fiscal year.

Stock Options

   The Committee reaffirms its belief that stock options should continue to be a major part of the Company's executive compensation program. Stock options emphasize the objective of increasing shareholder value and encouraging share ownership for management in accordance with established guidelines. The September 2001 grant of options was made to Mr. Johnson in recognition of the value of his continued leadership in the role of Chairman and Chief Executive Officer. There is an annual grant cycle for Mr. Johnson and the other executive officers reflecting a discretionary assessment of future contributions to the longer term growth of the Company and the need to provide a competitive retention incentive.

Tax Deductibility of Executive Officer Compensation

   Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table on page 23 to $1,000,000 each, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction to the extent consistent with the Company's compensation policies. Under the Company's Incentive Compensation Plan, however, the Committee has discretion to pay non-deductible compensation if it concludes that the best interests of the Company and its shareholders outweigh the benefits of preserving the Company's tax deduction for a portion of its compensation payments. That discretion was exercised in fiscal year 2002 to recognize top line growth, cash flow improvement, and alignment of the global company in support of innovation.

   The Company stock option plans comply with the requirements of Section 162(m). Accordingly, all payments made under those plans qualify for the corporate tax deduction.

   The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

             James M. Zimmerman,
             Chairman                   Samuel C. Johnson
             Thomas J. Usher            Dean R. O'Hare
             Peter H. Coors             Candace Kendle

Performance Graph--Five Fiscal Years

The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's Packaged Foods Group Index and the return on the Standard & Poor's 500 Index, assuming an investment of $100 in each at their closing prices on April 30, 1997 and reinvestment of dividends.






                                    [CHART]

       H.J. Heinz   S&P Packaged Foods  S&P 500
1997     $100            $100            $100
1998      132             126             139
1999      123             116             174
2000       99              92             184
2001      107             114             167
2002      121             129             145

Additional Information

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of any securities of the Company. To the Company's knowledge, during the fiscal year ended May 1, 2002, all required filings were made on a timely basis, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required.

Shareholder Proposals

The Company's By-Laws prescribe the procedures shareholders must follow to nominate directors or to bring other business before shareholder meetings. To nominate a candidate for director at the 2003 Annual Meeting, your notice of the nomination must be received by the Company between January 4 and April 4, 2003. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. To bring other matters before the 2003 Annual Meeting and to include a matter in the Company's proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above, meet Company By-Law requirements, and otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Copies of the Company's By-Laws may be obtained free of charge from the Secretary.

Proxy Solicitation

The Company pays the costs of soliciting proxies, including the fees of D.F. King & Co., estimated to be $25,000 plus expenses. The Company also reimburses brokers and other nominees for their reasonable expenses in forwarding the proxy materials to shareholders and obtaining their votes. Directors, officers and employees of the Company may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Annual Report

The Annual Report to Shareholders covering the Company's fiscal year ended May 1, 2002 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

RENE D. BIEDZINSKI
Secretary

Dated: August 2, 2002

                                                                     Appendix A

H. J. Heinz Company
Fiscal Year 2003 Stock Incentive Plan

1. Purposes

The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility; to motivate Participants, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Common Stock and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

2. Effective Date

Subject to the approval of the shareholders of the Company at the annual meeting of the Company's shareholders on September 12, 2002, the Plan shall be effective as of September 12, 2002. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

3. Definitions

Capitalized terms used in this Plan have the meanings specified in this Section
3:

"Award" means a grant to a Participant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash Awards, or any combination thereof.

"Award Grant" means the written notification or agreement confirming an Award and setting forth the terms and conditions thereof.

"Board of Directors" means the Board of Directors of the Company.

"Cash Award" means the right to receive cash with the amount of such cash subject to achievement of specified Performance Goals and subject to such other restrictions and conditions as may be established by the Committee.

"Cause" means an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Company or a Subsidiary, as determined by the Committee.

"Change in Control" means any of the following events:

   (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or any Subsidiary, or (iii) any Person in connection with a transaction described in paragraph (3) below.

   (2) The individuals who, as of the Effective Date, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Consent" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

   (3) A merger, consolidation or reorganization involving the Company or a subsidiary of the Company, unless

    (i) the Voting Securities of the Company, immediately before such merger, consolidation or reorganization, continue immediately following such merger, consolidation or reorganization to represent, either by remaining outstanding or by being converted into voting securities of the surviving corporation resulting from such merger, consolidation or reorganization or its parent (the "Surviving Corporation"), at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the Surviving Corporation;

    (ii) the individuals who were members of the Incumbent Board immediately before the execution of the agreement providing for such merger, consolidation or reorganization constitute more than one-half of the members of the board of directors of the Surviving Corporation; and

    (iii) no person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately before such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

   (4) A complete liquidation or dissolution of the Company.

   (5) Approval by stockholders of the Company of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

   (6) Any other transaction involving the Company designated as a "Change in Control" by a majority of the Board of Directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Management Development and Compensation Committee of the Board of Directors described in Section 4, or any committee or other person or persons designated by the Board of Directors as successor to the powers and duties of the Management Development and Compensation Committee as described in
Section 4.

"Common Stock" means the Company's common stock, par value $.25 per share, except as this definition may be modified as provided in Section 13.

"Company" means H. J. Heinz Company, a Pennsylvania corporation.

"Covered Employee" means a person defined as such in Code section 162(m)(3) and the regulations thereunder (or any successor section and regulations thereunder).

"Date of Termination" means the first day occurring on or after the date or grant of an Award on which the Participant is not performing services for the Company or any Subsidiary, regardless of the reason for cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that a Participant's services shall not be considered terminated while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, the organization for which a Participant is performing services ceases to be the Company or a Subsidiary and the Participant is not, at the end of the 30-day period following the transaction, performing services for the Company or an organization that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Date of Termination.

"Director" means any member of the Board of Directors who is not an Employee.

"Disability" has the meaning ascribed to such term in the Company's Long Term Disability Plan. For the purposes of this Plan, the question whether a Participant's condition shall be considered a Disability shall be determined in each case by the Committee and such determination by the Committee shall be final and binding.

"Effective Date" shall have the meaning set forth in Section 2.

"Employee" means any employee of the Company or a Subsidiary, including any such person who is an officer or a member of the Board of Directors.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Period" means the period from the date of grant of an Option or Stock Appreciation Right to the Expiration Date of such Option or Stock Appreciation Right.

"Exercise Price" means the price established by the Committee (or determined according to a method established by the Committee) at the time an Option or Stock Appreciation Right is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option or Stock Appreciation Right (or, if greater, the par value of a share of Common Stock), provided that if a Stock Appreciation Right is granted in tandem with an Option that was previously outstanding, the Exercise Price of such Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option (or, if greater, the par value of a share of Common Stock on such date).

"Expiration Date" means, with respect to an Option or Stock Appreciation Right, the date specified in the Award Grant after which such Option or Stock Appreciation Right may not be exercised; provided that the Expiration Date shall not be later than the earliest to occur of:

 (i)   the ten-year anniversary of the date of grant;

 (ii) if the Participant's Date of Termination occurs by reason of Retirement, the five-year anniversary of such Date of Termination;

 (iii) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

 (iv) if the Participant's Date of Termination occurs by reason of involuntary termination without Cause by the Company or a Subsidiary, the 90th day after the Date of Termination unless the Committee determines otherwise;

 (v) if the Participant's Date of Termination occurs by reason of involuntary termination by the Company or a Subsidiary for Cause, the Date of Termination; or

 (vi) if the Participant's Date of Termination occurs voluntarily by the Participant or for any other reason not described above, the Date of Termination.

The Committee in its sole discretion may establish an Expiration Date later than as described above, but not later than the ten-year anniversary of the date of grant. Notwithstanding the foregoing, if the Participant's Date of Termination occurs by reason of death or Disability or if death or Disability of the Participant occurs after Retirement or involuntary termination without Cause and before the otherwise applicable Expiration Date, the Expiration Date for a Non-Statutory Option or Stock Appreciation Right which was exercisable as of the date of death or Disability or which becomes exercisable by reason of death or Disability shall not be earlier than the first anniversary of the date of Date of Termination.

"Fair Market Value" as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange--Composite Tape on such date or, if there are no sales on such date, on the next preceding day on which there are sales.

"Incentive Option" means an Option which is an "incentive stock option" as defined in Code section 422 (or any successor section thereto).

"Non-Statutory Option" means an Option which is not intended to qualify as an Incentive Option as defined above.

"Option" means an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock at an Exercise Price established by the Committee.

"Participant" means an Employee, Director or other person selected by the Committee to receive an Award. The term shall include any transferee or transferees of any person who has received an Award to the extent the transfer is permitted by the Plan and the applicable Award Grant.

"Performance Award" means an Award of Performance Shares and/or a Cash Award.

"Performance Goal" means a target based on Performance Measures that is established by the Committee in connection with a Performance Award; Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

"Performance Measures" means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; ability to execute against customer service goals; and innovation as measured by a percentage of sales from new products. Performance Measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

"Performance Share" means a grant of shares of Common Stock, Restricted Stock or Restricted Stock Units which are contingent on achievement of specified Performance Goals and satisfaction of such other restrictions and conditions as may be established by the Committee.

"Plan" means the H. J. Heinz Company Fiscal Year 2003 Stock Incentive Plan.

"Restricted Stock" means a grant of shares of Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

"Restricted Stock Unit" means a grant of a Stock Unit which is subject to a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

"Retirement" means cessation of services for the Company or a Subsidiary by reason of retirement under the provisions of any formal retirement plan of the Company or Subsidiary.

"Stock Appreciation Right" means a grant which entitles the Participant to receive, in cash or Common Stock (as determined pursuant to subsection 7(C)), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over
(b) an Exercise Price established by the Committee.

"Stock Unit" means a right to receive shares of Common Stock in the future.

"Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

"Subsidiary Corporation" means any corporation in which the Company owns, directly (or indirectly through Subsidiary Corporations), at least 50% of the total combined voting power of all classes of stock.

"Successor" means the person or persons entitled in lieu of the Participant to receive any shares of Common Stock or other benefits under the Plan by reason of a beneficiary designation, will, laws of intestacy, or family assignments as permitted under the Plan. The Successor of a deceased Participant shall be the person or persons entitled to do so under a beneficiary designation in accordance with Section 11 or, if none, under the Participant's will or, if the Participant shall have failed to designate a beneficiary or make testamentary disposition of such benefits or shall have died intestate, by the Participant's legal representative or representatives.

"Surviving Corporation" means the surviving corporation, its parent or any other entity that results from any merger, consolidation or reorganization of the Company.

4. Administration

The Plan shall be administered by a Management Development and Compensation Committee of not less than three Directors of the Company appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is "independent" as defined by the New York Stock Exchange and an "outside director" within the meaning of regulations under Code section 162(m).

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

The Committee shall have the authority and discretion to interpret the Plan and to make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to the Chief Executive Officer of the Company or a committee of officers of the Company, except with respect to Awards to any Covered Employee or to an officer or other person subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

5. Eligibility

Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, those Employees, Directors or other persons who will be granted one or more Awards under the Plan, and who thereby will become "Participants" in the Plan.

   (A) In determining eligibility to receive an Award, as well as in determining the type and amount of the Award to any Participant, the Committee shall consider the position and responsibilities of the person being considered, the nature and value to the Company or a Subsidiary of such person's services and accomplishments, such person's present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

   (B) The Plan does not constitute a contract of employment or for provision of other services, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of or continue to provide services to the Company or any Subsidiary or give any participating employee or other individual any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan, nor shall the Plan in any way interfere with the right of the Company or any Subsidiary to terminate the employment or services of any participating employee or other individual at any time.

   (C) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

6. Shares Available

Subject to the provisions of Section 13, the type and number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 6:

   (A) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued or currently held or shares reacquired by the Company and presently or hereafter held as treasury shares, including shares purchased in the open market or in private transactions.

   (B) Subject to the following provisions of this Section 6, the maximum number of shares of Common Stock that may be delivered to Participants and their Successors under the Plan shall be equal to the sum of: (i) seventeen million (17,000,000) shares of Common Stock; (ii) any shares of Common Stock subject to Awards under this Plan which are forfeited, expire or are canceled or settled in cash without delivery of shares of Common Stock; (iii) any shares of Common Stock tendered (either actually or through attestation) to pay the Exercise Price of any Option or to satisfy withholding taxes; and (iv) any shares of Common Stock withheld for payment of withholding taxes.

   (C) The following additional limitations are imposed on the shares of Common Stock that may be delivered to Participants and their Successors as provided above.

      (1) The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Options shall be nine million (9,000,000) shares.

      (2) The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

      (3) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 8 (relating to Options and Stock Appreciation Rights) shall be three million (3,000,000) shares during any 36 month period. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this subparagraph (3).

      (4) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, one million (1,000,000) shares during any 36 month period.

      (5) For Cash Awards that are intended to be "performance-based compensation" (within the meaning of regulations under Code section 162(m)), the maximum Awards payable in cash to any one individual for a 36-month performance period shall not exceed ten million dollars ($10,000,000). Such maximum shall be reduced proportionately in the case of a performance period of less than 36 months and shall be increased proportionately for a performance period of longer than 36 months (but no further adjustment shall be made in the case of a performance period of greater than 60 months). If, after an amount has been earned with respect to a Cash Award, the delivery of such amount is deferred pursuant to Section 7(B), any additional amount attributable to earnings during the deferral period shall be disregarded for purposes of this limitation.

7. Awards

The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards to Participants consisting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash Awards or any combination thereof, as more fully described in Sections 8 through 10, subject to such terms and conditions as the Committee deems appropriate. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other compensation plan of the Company or any Subsidiary, including the plan of any acquired entity.

(A) Dividends and Dividend Equivalents

The Committee may provide that Awards denominated in Common Stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding Awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

(B) Deferrals

The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, conversion of deferred amounts into deferred Common Stock (or other) equivalents, or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

(C) Settlements

Settlement of Awards may be in the form of cash, shares of Common Stock, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose.

8. Options and Stock Appreciation Rights

The Committee may grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute either Incentive Options or Non-Statutory

Options. Non-Statutory Options shall be identified as such in the Award Grant. The Committee may grant Stock Appreciation Rights either (i) independently of Options or (ii) in tandem with Options such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share. The grant of each Option or Stock Appreciation Right shall be confirmed in writing by an Award Grant in the form prescribed by the Committee.

(A) Exercise Price

At the time an Option or Stock Appreciation Right is granted, the Committee shall determine the Exercise Price. Except for adjustments as provided in
Section 13, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may any outstanding Option or Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower Exercise Price.

(B) Exercise Period

Each Option or Stock Appreciation Right granted under this Plan shall be exercisable during such period and under such circumstances as the Committee shall determine, subject to the following rules unless otherwise determined by the Committee:

   (1) An Option or Stock Appreciation Right must be exercised prior to the Expiration Date.

   (2) Each Option or Stock Appreciation Right shall become immediately exercisable upon the occurrence of a Change in Control whether or not otherwise then exercisable under this Plan or the provisions of the applicable Award Grant relating thereto.

   (3) The effect of a Participant's cessation of performance of services for the Company and its Subsidiaries shall be as follows:

    (i) Retirement. If cessation of performance of services is the result of Retirement, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

    (ii) Death. If a Participant dies while the Participant is continuing to perform services for the Company or a Subsidiary or during the period following Retirement and before the Expiration Date, the Successor may exercise the Participant's Options or Stock Appreciation Rights at any time prior to the applicable Expiration Date, whether or not such Options or Stock Appreciation Rights were otherwise exercisable on the date of the Participant's death under this Plan or the applicable Award Grant.

    (iii) Disability. If the Committee determines that a Participant ceased to perform services for the Company or a Subsidiary because of Disability, any Option or Stock Appreciation Right held by such Participant on the Date of Termination may be exercised (whether or not such Option or Stock Appreciation Right was otherwise exercisable on the Date of Termination under this Plan or the provisions of the Award Grant relating thereto) at any time prior to the Expiration Date.

    (iv) Involuntary Termination without Cause. If the Participant ceases to perform services for the Company and its Subsidiaries involuntarily without Cause, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

    (v) Involuntary Termination for Cause. If a Participant ceases to perform services for the Company and its Subsidiaries involuntarily for Cause, any outstanding Options held by such Participant shall be immediately cancelled on such Date of Termination.

    (vi) Other Termination. If a Participant ceases to perform services for the Company and its Subsidiaries for any reason other than as set forth in subparagraphs (i) through (v) above, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

(C) Exercise Procedures

Each Option or Stock Appreciation Right granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Exercise Period, for such number of shares as shall be prescribed by the provisions of the Award Grant evidencing such Option, provided that:

   (1) An Option or Stock Appreciation Right may be exercised by the Participant or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to which such notice applies.

   (2) The aggregate Exercise Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee, (a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock which have been held for more than six months (or such other period of time as the Committee deems appropriate), whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Exercise Price or (c) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide.

   (3) As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Exercise Price of the shares with respect to which an Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or Successor and shall be delivered to the Participant or Successor. If any part of the Exercise Price is paid on a deferred basis (to the extent such deferral is permitted by the Committee), the shares for which payment has been deferred shall be registered in the name of the Participant or Successor but the certificate or certificates representing such shares shall not be delivered to the Participant or Successor until the Exercise Price for such shares has been paid in full.

(D) Special Rules Relating to Incentive Options

   (1) No Incentive Option may be granted to an individual who is not an Employee of the Company or a Subsidiary Corporation.

   (2) No Incentive Option may be granted on or after the 10th anniversary of the Effective Date.

   (3) The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code section 422.

9. Other Stock Awards

The Committee may make Awards consisting of Restricted Stock or Restricted Stock Units, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 9 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation or to replace forfeited awards from a prior service recipient, then the required period of service for full vesting shall be not less than three years, subject to acceleration of vesting in the following circumstances:

   (A) to the extent permitted by the Committee, in the event of the Participant's death, Disability, or involuntary termination without Cause; or

   (B) in the event of a Change in Control, unless such Award is replaced by an award of equivalent value provided by the Surviving Corporation which replacement award vests not later than the replaced Award and, to the extent not previously vested, vests in full in the event of any involuntary cessation of performance of services for the Surviving Corporation following the Change in Control (other than involuntary termination by reason of an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Surviving Corporation) unless otherwise determined by the Committee at the time of the Award.

10. Performance Awards

The Committee may make Awards consisting of Performance Shares or Cash Awards, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Performance Awards shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the Committee, over a performance period (not less than one year) prescribed by the Committee. For Awards under this Section 10 intended to be "performance-based compensation" within the meaning of regulations under Code section 162(m), the grant of the Awards and the performance goals shall be made during the period required under Code section 162(m). In the event that a Change in Control occurs after a Performance Award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Goals relating to the portion of the performance period completed as of the date of the Change in Control.

11. Non-Transferability

Unless otherwise designated by the Committee to the contrary, each Award granted under the Plan shall by its terms be non-transferable by the Participant (except by will or the laws of descent and distribution). An Option or Stock Appreciation Right shall be exercisable during the Participant's lifetime only by the Participant, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. A Participant may also designate a beneficiary to exercise his or her Awards after the Participant's death. The Committee may amend outstanding Awards to provide for transfer, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

12. Listing and Registration of Shares

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Awards which would result in the purchase or issuance of shares may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

13. Adjustments

The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company's share price or share status, provided that any such actions are consistently and equitably applicable to all affected Participants.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, reorganization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares and/or kind of shares that may be issued under the Plan or that may be subject to Awards of a specified type and/or to any individual; (ii) the number of shares and/or kind of shares covered by outstanding Awards to any individual under the Plan; and/or (iii) the applicable price per share with respect to any outstanding Options, Stock Appreciation Rights and other Awards under the Plan.

14. Tax Withholding

Delivery of any shares or any other benefits under the Plan is subject to withholding of applicable taxes. The Committee unilaterally or by arrangement with the Participant or Successor shall make appropriate provision for satisfaction of withholding taxes in the case of any transaction under the Plan which gives rise to a withholding requirement. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns and which have been held for more than six months (or such other period of time that the Committee deems appropriate), or (to the extent of minimum statutory withholding requirements) through withholding of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

15. Amendments and Termination

The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company subject to Section 13, (a) increase the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 6(B) or the maximum number of shares that may be issued, as provided in Section 6(C), (b) change the class of individuals eligible for Awards, or (c) change the rules governing Exercise Price. The Board of Directors may, in its discretion, terminate this Plan at any time. No amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Successor), adversely affect the rights of any Participant or Successor under any Award granted under the Plan prior to the date such amendment is adopted, provided that adjustments pursuant to Section 13 are not be subject to such limitation. Subject to the foregoing and the requirements of Code section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of Participants, amend the Plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as Incentive Options, and (b) to preserve the Company's tax deduction under Code section 162(m).

16. Foreign Jurisdictions

The Committee may, from time to time, adopt, amend, and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

17. Compliance with Code section 162(m)

With respect to Covered Employees, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Code section 162(m) or any successor section thereto. Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void as relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

18. Notices

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, Post Office Box 57, Pittsburgh, Pennsylvania 15230, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary or, if applicable, to the Participant's Successor at the last known address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party.

                                                                     Appendix B

H.J. Heinz Company
Senior Executive Incentive Compensation Plan

1. Establishment and Purpose

The purpose of the H.J. Heinz Company Senior Executive Incentive Compensation Plan is to permit H.J. Heinz Company (the "Company"), through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain highly skilled executives and to motivate such executives to maximize the profitability of the Company.

Upon approval of the Board of Directors of the Company, the Plan shall be effective as of May 1, 2003, subject to approval by the shareholders of the Company in accordance with Section 162(m) of the Code (or any successor section thereto) and regulations thereunder ("Section 162(m)").

2. Definitions

"Award" shall mean the amount granted to a Participant by the Committee for a Performance Period.

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Management Development and Compensation Committee of the Board, or any successor to such committee as may be appointed by the Board, or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code (or any successor section thereto) and regulations thereunder.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Executive" shall mean any "covered employee" as defined in Section 162(m) and, in the discretion of the Committee, any other executive officer of the Company or its subsidiaries or affiliates.

"Incentive Pool" shall mean the aggregate dollar value of the maximum Awards payable under the Plan in any Performance Period, as specified in Section 4(a) of the Plan.

"Net Income" shall mean, for each Performance Period, the Company's net income from continuing operations as reported in the Company's income statement for the Performance Period, adjusted to eliminate the after-tax effects of any restructuring charges, extraordinary items, and the cumulative effect of accounting changes, each as defined by accounting principles generally accepted in the United States.

"Participant" shall mean, for each Performance Period, each Executive who is a "covered employee" (as defined in Section 162(m)) for that Performance Period, unless otherwise determined by the Committee in its sole discretion.

"Performance Period" shall mean the Company's fiscal year or any other period designated by the Committee with respect to which an Award may be granted.

"Plan" shall mean the H.J. Heinz Company Senior Executive Incentive Compensation Plan, as amended from time to time.

"Stock Plans" shall mean the H.J. Heinz Company Fiscal Year 2003 Stock Incentive Plan and/or any prior and successor stock plans adopted or assumed by the Company.

3. Administration

The Committee shall administer the Plan. The Committee shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the maximum Awards and the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate in the administration of the Plan. Prior to the beginning of any Performance Period, the Company shall identify in writing each Participant who shall be eligible to participate in the Plan in respect of the Performance Period.

Before payments are made under the Plan, the Committee shall certify in writing the aggregate amount of the Incentive Pool as determined under Section 4(a) and the maximum Award payable to any Participant for the Performance Period pursuant to the allocation process established pursuant to Section 4(b).

The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its shareholders and Participants, current Executives, former Executives and each of their respective successors and assigns.

4. Determination of Awards

(a) The Incentive Pool for a Performance Period shall equal 1.5% of Net Income.

(b) Prior to the beginning of each Performance Period, or at a later time as permitted by the applicable provisions of the Code, the Committee shall establish for each Participant a maximum Award, expressed as a percentage of the Incentive Pool for the Performance Period pursuant to paragraph (a) of this section (a "Maximum Percentage"), provided that the total of all such maximum percentages shall not exceed 100%, and the Maximum Percentage for any one Participant shall not exceed 40% of the total Incentive Pool.

(c) Following the end of each Performance Period, the Committee shall determine the final amount of any Award with respect to each Participant, which may range from zero to an amount not exceeding the amount equal to the Maximum Percentage specified for such Participant; provided, however, that the excess of (x) the amount of the Incentive Pool equal to the Maximum Percentage over (y) the amount of the Award actually payable to a Participant at the end of the Performance Period shall revert to the Company as part of the general assets of the Company, and shall not revert to the Incentive Pool or otherwise be used to increase the amount of any other Participant's Award under the Plan. The aggregate amount of all Awards under the Plan for any Performance Period shall not exceed 100% of the Incentive Pool established pursuant to paragraph (a) of this section.

5. Payment of Awards

Participants shall be eligible to receive, as soon as practicable after determining the amount of each Participant's Award for a Performance Period, payment of all or a portion of that Award; provided, however, that pursuant to procedures established by the Committee prior to the commencement of the applicable Performance Period, payment of any Award may be deferred in accordance with a written election by the Participant. Notwithstanding the foregoing, payment of all or a portion of any Award may be deferred by the Company at the discretion of the Committee, regardless of any written election by a Participant, if in the judgment of the Committee, such deferral is prudent and appropriate.

Awards may be paid in cash, stock, restricted stock, options, other stock-based or stock-denominated units or any combination thereof as determined by the Committee. Stock or stock-based awards may be granted under the terms and conditions of the applicable Stock Plan.

6. Termination and Amendments

The Committee may terminate this Plan at any time. In no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts previously awarded such Participant, plus any earnings thereon.

The Committee may amend the Plan at any time and from time to time. However, no such amendments shall be permitted without the consent of the shareholders of the Company if such an amendment would require such consent pursuant to Section 162(m) or the Exchange Act, or any other applicable law, rule or regulation. No such amendment which adversely affects a Participant's rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

7. Other Provisions

(a) No Executive or Participant shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive or Participant any right to be retained in the employ of the Company or in any way interfere with or limit the right of the Company to terminate any Executive's or Participant's employment at any time. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives or Participants under any other plan, agreement or arrangement in effect at time this Plan is established or upon a subsequent date.

(b) No Executive or Participant shall, at any time, have a right to be selected for participation in the Plan for any Performance Period, despite having previously participated in the Plan.

(c) The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

(d) No Executive or Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any person or entity acquires a right to receive payments under the Plan, such rights shall be that of an unsecured general creditor of the Company.

(e) All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

(f) With the exception of payments made following the death of a Participant, the rights and benefits of a Participant hereunder are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(g) Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(h) If any provision of this Plan would cause Awards not to constitute "qualified performance-based compensation" under Section 162(m), that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(i) In addition, in the event that changes are made to Section 162(m) to permit greater flexibility under the Plan, the Committee may make any adjustments it deems appropriate.

(j) No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

(k) All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                                     Please mark
                                                     your votes        [X]
                                                     as indicated
                                                     in this example

The Board of Directors recommends a vote
FOR all nominees for Election of Directors.

1. Election of Directors.                          FOR all         WITHHOLD
Nominees:                                      eleven nominees    AUTHORITY
 01 W.R. Johnson, 02 N.F. Brady,                   unless          to vote
 03 M.C. Choksi, 04 L.S. Coleman, Jr.,           otherwise         for all
 05 P.H. Coors, 06 E.E. Holiday,                 indicated         nominees.
 07 S.C. Johnson, 08 C. Kendle,                     [ ]              [ ]
 09 D.R. O'Hare, 10 T.J. Usher,
 and 11 J.M. Zimmerman.


   INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.

   ____________________________________________________________________________

The Board of Directors recommends a vote FOR Items 2, 3 and 4.

The Board of Directors recommends a vote FOR Item 2.       FOR AGAINST ABSTAIN
   2. Ratification of Auditors                             [ ]   [ ]     [ ]

The Board of Directors recommends a vote FOR Item 3.       FOR AGAINST ABSTAIN
   3. Approval of Fiscal Year 2003 Stock Incentive Plan    [ ]   [ ]     [ ]

The Board of Directors recommends a vote FOR Item 4.       FOR AGAINST ABSTAIN
   4. Approval of Senior Executive Incentive               [ ]   [ ]     [ ]
      Compensation Plan

WILL ATTEND MEETING    [ ] YES      [ ] NO

   5. The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting.

PLEASE DISREGARD IF YOU HAVE PREVIOUSLY PROVIDED YOUR CONSENT DECISION.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs I may incur in printing documents, will be my responsibility.


Signature (and title, if applicable)_________________________Date_______________

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.
________________________________________________________________________________

                              FOLD AND DETACH HERE


                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

   Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                       Internet http://www.eproxy.com/hnz
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                            Telephone 1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

               If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                     You can view the Annual Report on the
                    Internet at www.heinz.com/annual_report/
                and the Proxy Statement at www.heinz.com/proxy/

                               H.J. HEINZ COMPANY


           This Proxy is Solicited on Behalf of the Board of Directors



     WILLIAM R. JOHNSON, LAURA STEIN and ARTHUR WINKLEBLACK, are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at The Pittsburgh Hilton, located at 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania, on Thursday, September 12, 2002 at 11:00 A.M., and at any adjournments thereof, and to vote the number of shares of Common Stock that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Vote on the Matters Stated on the Reverse Side. You can Vote by Signing, Dating and Returning the Proxy Card Promptly Using the Enclosed Envelope or by Internet or Toll Free Telephone by Following the Instructions on the Reverse Side of this Proxy.

This Proxy, when properly executed, will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees for election as directors, and "FOR" Proposals 2, 3 and 4.
________________________________________________________________________________


                              FOLD AND DETACH HERE

                                  [HEINZ LOGO]

                                ADMISSION TICKET


                               H.J. HEINZ COMPANY


                       2002 ANNUAL MEETING OF SHAREHOLDERS


                          Thursday, September 12, 2002
                                   11:00 A.M.


                              The Pittsburgh Hilton
     600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania 15222

                       THIS TICKET WILL ADMIT TWO PERSONS

                                                     Please mark
                                                     your votes        [X]
                                                     as indicated
                                                     in this example

The Board of Directors recommends a vote
FOR all nominees for Election of Directors.

1. Election of Directors.                          FOR all         WITHHOLD
Nominees:                                      eleven nominees    AUTHORITY
 01 W.R. Johnson, 02 N.F. Brady,                   unless          to vote
 03 M.C. Choksi, 04 L.S. Coleman, Jr.,           otherwise         for all
 05 P.H. Coors, 06 E.E. Holiday,                 indicated         nominees.
 07 S.C. Johnson, 08 C. Kendle,                     [ ]              [ ]
 09 D.R. O'Hare, 10 T.J. Usher,
 and 11 J.M. Zimmerman.


   INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.

   ____________________________________________________________________________

The Board of Directors recommends a vote FOR Items 2, 3 and 4.

The Board of Directors recommends a vote FOR Item 2.       FOR AGAINST ABSTAIN
   2. Ratification of Auditors                             [ ]   [ ]     [ ]

The Board of Directors recommends a vote FOR Item 3.       FOR AGAINST ABSTAIN
   3. Approval of Fiscal Year 2003 Stock Incentive Plan    [ ]   [ ]     [ ]

The Board of Directors recommends a vote FOR Item 4.       FOR AGAINST ABSTAIN
   4. Approval of Senior Executive Incentive               [ ]   [ ]     [ ]
      Compensation Plan

WILL ATTEND MEETING    [ ] YES      [ ] NO

   5. The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting.

PLEASE DISREGARD IF YOU HAVE PREVIOUSLY PROVIDED YOUR CONSENT DECISION.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs I may incur in printing documents, will be my responsibility.


Signature (and title, if applicable)_________________________Date_______________

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.
________________________________________________________________________________

                              FOLD AND DETACH HERE


                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

   Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                       Internet http://www.eproxy.com/hnz
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                            Telephone 1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

               If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                     You can view the Annual Report on the
                    Internet at www.heinz.com/annual_report/
                and the Proxy Statement at www.heinz.com/proxy/

                               H.J. HEINZ COMPANY


           This Proxy is Solicited on Behalf of the Board of Directors



     WILLIAM R. JOHNSON, LAURA STEIN and ARTHUR WINKLEBLACK, are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at The Pittsburgh Hilton, located at 600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania, on Thursday, September 12, 2002 at 11:00 A.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Vote on the Matters Stated on the Reverse Side. You can Vote by Signing, Dating and Returning the Proxy Card Promptly Using the Enclosed Envelope or by Internet or Toll Free Telephone by Following the Instructions on the Reverse Side of this Proxy.

This Proxy, when properly executed, will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees for election as directors, and "FOR" Proposals 2, 3 and 4.
________________________________________________________________________________


                              FOLD AND DETACH HERE

                                  [HEINZ LOGO]

                                ADMISSION TICKET


                               H.J. HEINZ COMPANY


                       2002 ANNUAL MEETING OF SHAREHOLDERS


                          Thursday, September 12, 2002
                                   11:00 A.M.


                              The Pittsburgh Hilton
     600 Commonwealth Place, Gateway Center, Pittsburgh, Pennsylvania 15222

                       THIS TICKET WILL ADMIT TWO PERSONS